Exhibit 99.1

Tellurian explores sale of Haynesville upstream assets

HOUSTON, Texas – (BUSINESS WIRE) February 6, 2024 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) announced today it has asked its financial advisor, Lazard, to explore opportunities for the sale of Tellurian’s upstream business.

Chief Executive Officer Octávio Simões said, “As we commercialize Driftwood LNG, Tellurian has been reviewing its strategy, including the dynamics of the U.S. natural gas market in the context of global LNG demand. We have concluded that there are alternative gas supply strategies available to us from various basins and our ownership of upstream assets is not necessary at this stage of Tellurian’s development. We have a substantial number of drilling locations that we believe will be highly attractive to oil and gas producers that can develop them more quickly than we would.”

“By unlocking the full value of these high-quality assets, we aim to substantially reduce our debt, further reduce our general and administrative expenses, and provide additional cash, enabling us to develop Driftwood LNG. Currently, this approach is more attractive than issuing equity to fund our 2024 development activities and working capital needs,” Simões added.

Tellurian produced 19.5 billion cubic feet (Bcf) of natural gas for the quarter ended September 30, 2023. Tellurian’s natural gas assets include 31,149 net acres, interests in 159 producing wells and over 400 drilling locations. Tellurian maintains an exemplary operational safety record and demonstrates responsible environmental stewardship. Implementing an active emissions monitoring program, electrifying all new production well sites, and committing to green completions are just a few examples of Tellurian’s efforts to reduce its carbon footprint.

1201 Louisiana Street Suite 3100    |   Houston, TX 77002   |   TEL + 1 832 962 4000   |   www.tellurianinc.com

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of LNG marketing and trading, infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project, the potential sale of Tellurian’s upstream assets, the attractiveness of such assets to other oil and gas producers, and related strategic, balance sheet and liquidity matters. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2022, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 22, 2023, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. There can be no guarantee that a successful sale of the upstream assets will occur or that the consideration to be received by Tellurian will enable the Company to meet its stated goals. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:	Investors:
Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100    |   Houston, TX 77002   |   TEL + 1 832 962 4000   |   www.tellurianinc.com